Exhibit 10.3
                                                             ------------





                                   CONTRACT OF SALE

                                        between

                                 LEANDRO P. RIZZUTO,

                                        Seller


                                           &


                                  CONAIR CORPORATION,

                                       Purchaser





                                    March 14, 1994


                                       Premises:

                               One Cummings Point Road,
                                 Stamford, Connecticut



              Counsel for Seller:          Counsel for Purchaser:

              Joseph Richichi, Esq.        Richard Marguiles, Esq.
              Sherman & Richichi           One Cummings Point Road
              27 Fifth Street              Stamford, Connecticut 06902
              Stamford, Connecticut 06905

                                   TABLE OF CONTENTS


             ARTICLE                                                 Page


             1.   Description of Premises  . . . . . . . . . . . . .    1

             2.   Purchase Price and Acceptable Funds  . . . . . . .    1

             3.   The Closing  . . . . . . . . . . . . . . . . . . .    2

             4.   Acceptable Title and Clearing Title  . . . . . . .    2

             5.   Representations and Warranties and Operation of
                  Premises . . . . . . . . . . . . . . . . . . . . .    5

             6.   Condemnation and Damage by Fire or Other Hazard  .    6

             7.   Seller's Closing Obligations . . . . . . . . . . .    7

             8.   Purchaser's Closing Obligations  . . . . . . . . .    8

             9.   Apportionments at Closing  . . . . . . . . . . . .    8

             10.  Broker . . . . . . . . . . . . . . . . . . . . . .    8

             11.  Default by Seller and Repairs  . . . . . . . . . .    9

             12.  Violations . . . . . . . . . . . . . . . . . . . .    9

             13.  Default by Purchaser . . . . . . . . . . . . . . .   10

             14.  Notices  . . . . . . . . . . . . . . . . . . . . .   10

             15.  Assignment . . . . . . . . . . . . . . . . . . . .   11

             16.  Access to Premises . . . . . . . . . . . . . . . .   11

             17.  Survival and Delivery of Deed  . . . . . . . . . .   11

             18.  Miscellaneous Provisions . . . . . . . . . . . . .   11





             EXHIBITS

                  A - Description of Land to be Conveyed
                  B - Exceptions to Title
                  C - Form of Termination of Lease
                  D - Maintenance and Service Agreements

                                       AGREEMENT
                                       ---------


                       AGREEMENT, dated March 14, 1994 between LEANDRO P.
             RIZZUTO of Greenwich, Connecticut ("Seller"), and CONAIR CORPORATION, a Delaware corporation with a place of business at one Cummings Point Road, Stamford, Connecticut
             ("Purchaser"):

                       Seller and Purchaser, in consideration of the
             mutual covenants herein contained, hereby covenant and agree as follows:


                       Article 1.     Description of Premises and
                                      ---------------------------
                                      Acceptable Title.
                                      ----------------

                            1.1  Description of Premises.  Seller shall
                                 -----------------------
             sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:

                                 (a)  the parcel of land more
             particularly described on Exhibit A attached hereto (the
                                       ---------
             "Land") in the City of Stamford, Connecticut (the "City") and subject to the Exceptions to title as noted on Schedule B ("Exceptions");

                                 (b)  all buildings and improvements
             situated on the Land, and any fixtures therein, except as otherwise herein provided (collectively, the "Building"); and

                                 (c)  all right, title and interest of
             Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land and all other appurtenances to the land and Building
             ("Appurtenances").

             The Land, the Building and the Appurtenances are hereinafter collectively referred to as the "Premises."


                       Article 2.     Purchase Price and Acceptable
                                      -----------------------------
                                      Funds.
                                      -----

                            2.1  Purchase Price.  The purchase price (the
                                 --------------
             "Purchase Price") to be paid by Purchaser to the Seller for the Premises is TWENTY MILLION ($20,000,000.00) DOLLARS payable in accordance with the provisions of Section 2.3 as
                                                          -----------
             follows:

                                 (a)  TWENTY MILLION ($20,000,000.00)
             DOLLARS to be delivered to the Seller at Closing as defined in Section 3.1 hereof.

                            2.2  Adjustment of Cash.  The cash payment to
                                 ------------------
             Seller required at Closing will be increased or decreased, as the case may be, to account for all items to be apportioned under Article 9.
                               ---------

                            2.3  Acceptable Funds.  All monies payable
                                 ----------------
             under this Agreement, unless otherwise specified herein, shall be paid by immediately available funds, either wired to an account designated by Seller or as may be mutually agreeable to the parties hereto.


                       Article 3.     The Closing.
                                      -----------

                            3.1  Date, Place, and Time of Closing.  The
                                 --------------------------------
             transfer of title to the Premises pursuant to this Agreement (the "Closing") shall occur on the date of execution of this Agreement by Seller and Purchaser on March 14, 1994 (the "Closing Date"). The Closing shall be held at the offices of Sherman & Richichi, 27 Fifth Street, Stamford, Connecticut commencing at 10:00 a.m. on the Closing Date. Counsels for the Seller and Purchaser are hereby respectively authorized to execute an agreement or agreements on behalf of the parties confirming or adjourning the Closing Date.

                            3.2  Adjournment of Closing Date.  Purchaser
                                 ---------------------------
             shall have the right, at its option, to adjourn the Closing Date for a period of up to 30 days, upon no less than ten business days' notice to Seller, which notice shall include a new date selected by Purchaser within said 30-day period as the Closing Date. In the event that Purchaser does so adjourn the Closing Date, no further adjournment by Purchaser shall be permitted and, following the expiration of said adjournment period, time shall be of the essence with respect to Purchaser's obligation to close on the new Closing Date set forth in Purchaser's notice.


                       Article 4.     Acceptable Title and Clearing
                                      -----------------------------
                                      Title.
                                      -----

                            4.1  Acceptable Title.  Seller shall convey
                                 ----------------
             and Purchaser shall accept title to the Premises in
             accordance with the terms of this Agreement, subject only to the exceptions specified in Exhibit A and to the following:
                                         ---------

                                 (a)  any restriction or limitations
             imposed or to be imposed by governmental authority, including the zoning and planning rules and regulations of the City, provided same are not in violation as of the date of the Closing, unless any violation of same is legally non-conforming as of the date of the Closing;

                                 (b)  taxes of the City which become due
             and payable after the date of the Closing, which taxes Purchaser will assume and agree to pay as part of the consideration of the deed;

                                 (c)  encroachments of awnings, canopies,
             ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises, provided same do not interfere with the current use and enjoyment of the Buildings;

                                 (d)  public improvement assessments and
             sewer connection charges, or other assessments and/or any unpaid installments thereof, which assessments and/or installments become due and payable after the date of the Closing, which assessments and/or installments Purchaser will assume and agree to pay as part of the consideration for the deed. Seller has no knowledge of any current assessments or charges, except as set forth on Exhibit B;
                                                            ---------

                                 (e)  state of facts shown by accurate
             survey and physical inspection of the Premises, provided same does not interfere with the current use and enjoyment of the Premises.

                                 (f)  any restrictive covenant,
             condition, agreement, easement, map or condition of record, provided same does not render title unmarketable and does not interfere with the current use and enjoyment of the Premises.

                                 (g)  all rights of utility companies for
             the erection and/or maintenance of water, gas, electric, telephone, sewer or other utility pipes, line, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Premises, provided same do not interfere with the current use and maintenance of the Premises;

                                 (h)  all rights of federal, state or
             local entities to land previously or presently lying below the mean high water mark of any body of water abutting the Premises, or any exception to coverage taken by a reputable title company for land previously or presently lying below such mean high water mark.

                            4.2  Clearing Title.  (a)  The Seller shall
                                 --------------
             convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this Agreement, subject only to (i) the exceptions referred to in
             Section 4.1 herein and Exhibit B; (ii) the standard printed
             -----------            ---------
             exceptions in the ALTA form of policy in use in the State of Connecticut; and (iii) such other matters as any reputable title insurance company qualified to do business in the State of Connecticut shall be willing to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises. Nothing shall constitute an encumbrance, lien or exception to title for the purposes of this Agreement if the Standards of Title of the Connecticut Bar Association recommends that no corrective or curative action is necessary in circumstances substantially similar to those presented in the title to the Premises. Seller shall not be required to bring any action or proceeding or to incur any expense to cure any title defect, except as herein provided.

                                 (b)  If examination of the title to the
             Premises shall reveal one or more defects which prevent Seller from conveying title in accordance with the terms of this Agreement, Purchaser shall, within 15 days from the date hereof, give Seller written notice of same. If Purchaser fails to so notify Seller of such defects within said 15-day period, Purchaser shall be deemed to have accepted the state of title to the Premises in existence as of the date hereof. If Purchaser does so notify Seller of such defects, Seller shall have until 60 days subsequent to the scheduled Closing Date to cure such defects or to locate a title insurance company licensed to do business in Connecticut which shall insure title to the Premises as aforesaid for, and at the expense of Purchaser, but Seller shall be under no obligation to do so. If the cost of such insurance exceeds the Connecticut all-inclusive rate by up to $10,000.00, Purchaser shall pay the same, and Seller shall be liable for any such excess premium over $10,000.00, provided that if the excess premium shall be more than $20,000.00 Seller may terminate this Agreement, as provided in (ii) below. If Seller shall accomplish same within said period and shall be able to convey title in accordance with the terms of this Agreement, the Closing shall then occur. If Seller shall not accomplish same within such period, Purchaser, within five business days after the expiration of such period, shall elect either (i) to accept a deed to the Premises conveying such title as Seller can give in accordance with all of the other provisions of this Agreement upon payment of the Purchase Price; or (ii) to cancel and terminate this Agreement, in which event Purchaser shall receive from Seller the Downpayment, plus any expenses actually incurred by the Purchaser for examination of title to the Premises, not to exceed $500.00.

             Upon such payment being made, this Agreement shall be terminated, and neither party shall have any further liability to the other hereunder.


                       Article 5.     Representations and Warranties and
                                      ----------------------------------
                                      Operation of Premises.
                                      ---------------------

                            5.1  Power, Authority, Execution and
                                 -------------------------------
                                 Delivery.
                                 --------

                                 (a)  The Seller and the Purchaser each
             represents and warrants to the other that each party has sole power and authority, respectively, to acquire and own or convey, as the case may be, the Premises.

                                 (b)  Purchaser and Seller each
             represents and warrants to the other that the execution and delivery of this Agreement by the persons so acting on Purchaser's or Seller's behalf, respectively, have been authorized by all necessary formal action of each party, and this Agreement is the legal, valid and binding obligation of each party respectively, enforceable in accordance wit its terms.

                            5.2  Inspection.  (a)  Purchaser represents
                                 ----------
             and warrants to Seller the following:

                       Except as otherwise expressly provided herein,
             Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof and shall accept the premises "as is" and in its present condition on the Closing Date, subject to normal wear and tear, without claim against Seller for any defects therein of any kind, latent or otherwise, and agrees that Seller has made no warranty or representation, express or implied, as to the condition of the Premises or any portion thereof or as to its permitted uses. Purchaser specifically acknowledges that it has made its decision to buy based on its own information and is not relying on Seller to furnish Purchaser with any information, except as specified herein.

                            5.3  Operating Agreements; Additional
                                 --------------------------------
                                 Representations.
                                 ---------------

                                 (a)  Seller represents and warrants to
             the Purchaser that the only lease in effect with respect to the premises is that certain lease dated March 26, 1986, between Leandro P. Rizzuto, as Lessor, and Conair Corporation, as Lessee (the "Lease"). Simultaneously with the Closing, the Lease shall be terminated by said parties, by executing an agreement in the form of Exhibit C, attached
                                                      ---------
             hereto, and Leandro P. Rizzuto shall surrender his Premises

             "as is" and in its present condition, subject to normal wear and tear.

                                 (b)  Seller represents and warrants to
             Purchaser that there are no material written agreements with respect to the maintenance or operation of the Premises, except as specified in Exhibit D, attached hereto.
                                    ---------

                            5.4  Operation of premises.  Between the date
                                 ---------------------
             hereof and the Closing, Seller shall continue to operate the Premises in normal course and Seller shall be entitled to retain all income therefrom.


                       Article 6.     Condemnation and Damage by Fire or
                                      ----------------------------------
                                      Other Hazard.
                                      ------------

                            6.1  Immaterial Damage or Taking.  If an
                                 ---------------------------
             immaterial part of the Premises is damaged by fire or other cause or is taken by eminent domain, this Agreement shall not be affected thereby and there shall be no reduction in the Purchase Price. Seller shall assign to Purchaser at the Closing and Purchaser shall accept an assignment of all of Seller's claims or rights under Seller's insurance policy or policies on the premises and/or all of Seller's claims or rights to receive any condemnation awards. If and to the extent that Seller shall have received the proceeds of any such claim or awards prior to the Closing Date, Seller shall pay over to Purchaser on the Closing Date:

                                 (a)  the actual amount of insurance
             monies collected by Seller with respect to such loss in case of destruction by fire or other cause; or

                                 (b)  the net amount received by Seller,
             in the case of a taking by eminent domain.

                       In any event, the assignment or the proceeds shall
             be reduced by the costs incurred by Seller as a result of the damage or condemnation, including, without limitation, counsel fees and costs of interim protection, repair and restoration.

                            6.2  Material Damage or Taking.  If all or a
                                 -------------------------
             material part of the Premises is damaged by fire or other cause, or is taken by eminent domain, Purchaser may cancel this Agreement by notice to Seller given not later than ten days after receipt of notice of such damage or of such taking (as the case may be) and, in such event, this Agreement shall be canceled and terminated, and neither party shall have any further rights against the other and Seller shall refund to Purchaser the Downpayment. If Purchaser does not so cancel this Agreement, the Closing shall occur as scheduled, and the provisions of Section 6.1 shall control.

                            6.3  Definitions of Material and Immaterial.
                                 --------------------------------------
             For purposes of this Section, a material part of the Premises shall be deemed to have been damaged if the estimated cost to repair the Buildings shall be greater than $250,000.00; otherwise, the damage shall be deemed to be immaterial. For purposes of this Section, a material part of the Premises shall be deemed to have been taken by eminent domain if (a) more than 10% of the Premises shall be taken by eminent domain; or (b) access to the Premises shall be materially impaired; otherwise, the taking shall be deemed to be immaterial.

                            6.4  Maintenance of Insurance.  Seller agrees
                                 ------------------------
             to maintain through the Closing Date the insurance policy or policies presently in force with respect to the Premises or insurance equivalent in amount and coverage.


                       Article 7.     Seller's Closing Obligations.
                                      ----------------------------

                       At the closing, Seller shall deliver the following
             to the Purchaser:

                            7.1  Deed.  A statutory form of warranty
                                 ----
             deed; executed in proper form for recording so as to convey the title required by this Agreement.

                            7.2  Affidavits.  Such affidavits as
                                 ----------
             Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for unrecorded mechanics' liens, together with a certification that Seller is not a "foreign person" pursuant to
             Section 145 of the Internal Revenue Code.

                            7.3  Transfer Taxes and Returns.  Checks to
                                 --------------------------
             the order of the appropriate officers in payment of all applicable real property conveyance taxes.

                            7.4  Other Required Documents.
                                 ------------------------

                                 (a)  schedules certified correct by
             Seller containing the information required to calculate the apportionments provided in Article 9 hereof;
                                        ---------

                                 (b)  a notice of termination of lease in
             form suitable for recording and satisfactory to the Purchaser;

                                 (c)  all other documents required by
             this Agreement to be delivered by the Seller.

                       Article 8.     Purchaser's Closing Obligations.
                                      -------------------------------

                       At the Closing, Purchaser shall:

                            8.1  Monies.  Deliver to Seller funds,
                                 ------
             complying with Section 2.3, in payment of the respective
                            -----------
             portions of the Purchase price payable to him at the Closing and items apportioned pursuant to Article 9 herein.
                                               ---------

                            8.2  Recordation and Filing.  Cause the deed
                                 ----------------------
             and Notice of Termination of Lease to be recorded and cause all conveyance tax returns and checks in payment of such taxes to be delivered to the appropriate officers having jurisdiction over the Premises promptly after the Closing.

                            8.3  Other Documents Required.  Deliver all
                                 ------------------------
             other documents required by this Agreement to be delivered by the Purchaser.


                       Article 9.     Apportionments at Closing.  Taxes
                                      -------------------------
             next due and payable to the City, municipal assessments, any charge which has bee prepaid by lessor in that certain lease agreement referred to in Section 5.3(a) hereof, or any charge which the Seller herein has prepared as set forth in a Zoning Board Certificate recorded November 10, 1986 in Volume 2905 at page 297, S.L.R., if any, are to be apportioned as of the date of the delivery of the Deed.

                       All adjustments as set forth herein are to be made
             in accordance with the custom of the local Bar of the City in which the Property is located.


                       Article 10.    Broker.
                                      ------

                       The parties hereto recognize NO BROKER who
             negotiated the sale of the premises. This Agreement is consummated by Seller in reliance upon the representation of Purchaser that no broker or agent brought the Premises to the Purchaser's attention or was, in any way, the procuring cause of this sale and purchase. Seller represents to Purchaser that no broker or agent has any exclusive sale or exclusive agency listing on the Premises. Purchaser hereby agrees to indemnify and hold harmless the Seller against any liability by reason of the claim of any broker or agent for commission on account of this sale, provided that it is adjudicated by a court of competent jurisdiction that a commission is due by reason of such broker or agent calling the Premises to Purchaser's attention or interesting Purchaser therein, said indemnity to include all costs of defending any such claim, including reasonable attorney fees. The provisions of this Section shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.


                       Article 11.    Default by Seller and Repairs.
                                      -----------------------------

                            11.1 Repairs.  Between the date hereof and
                                 -------
             the Closing, Seller shall be obligated only to make such repairs to the Premises as are necessary to maintain the Premises in its present condition, normal wear and tear excepted. Seller shall not be obligated to expend more than $10,000.00 in the aggregate for such repairs between the date hereof and the Closing, including structural repairs and repairs to the Building's mechanical, electrical, heating and plumbing systems. In the event that the cost of such repairs exceeds $10,000.00, and Seller elects not to pay all or part of such excess cost, Seller shall so notify Purchaser, stating the amount of such excess cost that Seller does not elect to pay. In such event, Purchaser shall notify Seller, within three business days after receipt of Seller's notice, that Purchaser elects either
             (a) to pay the excess cost that Seller is unwilling to pay, or (b) to terminate this Agreement. If Purchaser fails to respond within said three business-day period, Purchaser shall be deemed to have elected alternative (a). If Purchaser elects to terminate this Agreement, Seller shall return the Downpayment to the Purchaser, together with interest thereon as set forth in Paragraph 9.1 (calculated
                                              -------------
             from the date of delivery to Seller to the date of return of the Downpayment to the Purchaser) and together with the reasonable costs incurred by the Purchaser for the examination of title to the Premises, not to exceed $500.00, and the parties shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, this Agreement shall remain in full force and effect if Seller elects, by notice delivered to Purchaser within three (3) business days after receipt of Purchaser's termination notice, to pay the excess cost that Seller had previously declined to pay, and, in such event, the Closing shall proceed as provided in this Agreement.

                            11.2  Remedy.  In the event of a default by
                                  ------
             Seller under this Agreement, Purchaser, in its discretion, shall have the right to declare this Agreement terminated, and shall avail itself of all remedies, in law or in equity.


                       Article 12.  Violations.
                                    ----------

                            12.1  Notices.  Seller represents that it has
                                  -------
             received no notice of violations of health or building codes with respect to the Premises and for which the occupant of






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                                                                       10




             the Premises is responsible which have not heretofore been corrected.

                            12.2  Correction.  Purchaser shall take title
                                  ----------
             subject to all violation of laws and requirements of governmental authority which have been issued by governmental authority as of the Closing and which are the obligations of the owner or occupant of the Premises, provided that the cost of the correction of such violations shall not exceed $50,000.00. If the cost of correction of such violations exceeds $50,000.00, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller within ten business days prior to the scheduled Closing Date. In such event either (a) Seller shall elect to pay the costs of remedying the violations in excess of $50,000.00, in which event the Closing shall occur within ten days thereafter, or (b) Seller shall remain to Purchaser the Downpayment, together with interest thereon as set forth in Section 9.1 (calculated from the date of delivery to
                -----------
             Seller to the date of return to the Purchaser for the examination of title to the Premises, which shall not exceed $500.00, in which event the parties shall be relieved of all further obligations hereunder.


                       Article 13.  Default by Purchaser.
                                    --------------------

                            In the event Purchaser fails to perform any
             of its obligations set froth in this Agreement, Purchaser shall forfeit all claims to the Premises described herein, and shall avail itself of any legal or equitable remedies.


                       Article 14.  Notices.
                                    -------

                            Except as otherwise specifically provided in
             this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively, the "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed to have been properly given when delivered in person or by overnight or similar courier service or sent by tested telex, telegram or telecopier or three days after having been deposited in any post office, branch post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage pre-paid, addressed to the party to be notified at its address first above set forth or to such other address as such party shall have specified most recently by like Notice. All notices to Seller shall be addressed to Leandro P. Rizzuto, One Cummings Point Road, Stamford, Connecticut 06902. At the same time if any Notice is given to Seller, a copy thereof shall be sent as provided






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                                                                       11




             above to Attorney Joseph Richichi, 27 Fifth Street,
             Stamford, Connecticut 06905 and if any Notice is given to Purchaser, a copy thereof shall be sent as provided above to Richard Margulies, Esq., One Cummings Point Road, Stamford, Connecticut 06902.


                       Article 15.  Assignment.
                                    ----------

                            Purchaser shall not assign this Agreement
             without the prior written consent of Seller, and any assignment in violation of this Agreement shall be null and void.


                       Article 16.  Access to Premises.
                                    ------------------

                            Seller shall permit Purchaser and Purchaser's
             representatives, upon reasonable notice, to enter the Premises at reasonable hours for the purpose of inspecting the Premises and conducting examinations thereof prior to Closing, provided that same shall not interfere with Seller's use and occupancy of the Premises. Purchaser shall restore the Premises to their condition prior to the making of any borings or tests if such borings or tests are made. Purchaser shall indemnify and hold Seller harmless with respect to any damage or claims for damage made against Seller as the result of any of Purchaser's activities on the Premises prior to the Closing.


                       Article 17.  Survival and Delivery of Deed.
                                    -----------------------------

                            17.1  Survival.  Except as otherwise
                                  --------
             specifically provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing.

                            17.2  Delivery of Deed.  The delivery of the
                                  ----------------
             deed and agreement terminating the Lease and the acceptance thereof by the Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.


                       Article 18.  Miscellaneous Provisions.
                                    ------------------------

                            18.1  Entire Understanding.  This Agreement
                                  --------------------
             embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated






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                                                                       12




             herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                            18.2  Governing Law.  This Agreement shall be
                                  -------------
             governed by, and construed in accordance with, the law of the State of Connecticut.

                            18.3  Captions.  The captions in this
                                  --------
             Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

                            18.4  Successors and Assigns.  This Agreement
                                  ----------------------
             shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

                            18.5  Construction.  As used in this
                                  ------------
             Agreement, the singular shall include the plural and the plural shall include the singular, as the context may require. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted, each party has been represented by legal counsel, and, in connection with the construction of any provision hereof or deletions herefrom, no consideration shall be given to the issue of which party actually negotiated, prepared, drafted or requested any provision or deletion.

                            18.6  Execution and Delivery.  Delivery of
                                  ----------------------
             this Agreement for inspection or otherwise by Seller to Purchaser and/or its attorneys shall not constitute an offer or create any rights in favor of Purchaser or others and shall in no way obligate or be binding upon Seller, and this Agreement shall have no force or effect unless and until the same is fully executed and delivered by the parties and fully executed copies exchanged by the parties hereto.

                            18.7  Exhibits.  If the provisions of any
                                  --------
             Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such Exhibit shall prevail.


                       Article 19.  Financing.
                                    ---------

                            It is expressly understood and agreed that
             this Contract is contingent upon the Purchaser being able to






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                                                                       13




             obtain financing in the amount of TWENTY MILLION ($20,000,000.00) DOLLARS from a recognized lending institution, which loan shall not bear an interest rate of higher than seven (7%) percent. The Purchaser shall make prompt application for the loan and shall pursue such application with diligence. Purchaser shall keep Seller and its Agents informed of the progress of the application, and will use its best efforts to obtain said financing within the time frame provided herein. If Purchaser is unable to
             obtain such commitment by                    and if
             Purchaser so notifies Seller in writing care of Joseph Richichi, Esq., 27 Fifth Street, Stamford, Connecticut 06905 on or before said date, then this contract shall be null and void and the Purchaser shall be entitled to a return of all sums paid by Purchaser as a downpayment under this Contract except $500.00 to cover the cost of preparing this Contract. Should the Purchaser fail to comply with the provisions and requirements of this paragraph, this Contract shall continue in full force and effect, and the rights and obligations of the parties shall be as if this paragraph did not appear in this Contract. It is further understood and agreed that the within and above Financing Contingency Clause is clear and detailed and sets for th the entire Agreement and understanding of the parties without the need for any of outside clarification, and meets the requirement of the Statute of Frauds. Neither party hereto shall at any time claim, take the position, or asset the defense that this clause is a violation of the Statute of Frauds, and both parties hereto expressly waive any right to make such claim and shall be estopped from so doing in the future.


                       Article 20.  At the time of closing and as a
             condition hereof, the parties hereto agree to enter into that lease agreement labelled Exhibit A, attached hereto and made a part hereof, wherein the Purchaser (Conair Corporation) shall lease to Seller (Leandro P. Rizzuto) those premises described in said proposed lease for a period of ninety-nine years. Further, as more fully set forth therein, Purchaser (Landlord) shall have the option, but not the obligation, to purchase the lease agreement referred to herein upon the following terms and conditions:

                       Seller grants and gives Purchaser, its successors
             and assigns, for a period of ten (10) years from the date of
             the closing and ending at 11:59 p.m. on             the
             right and option to purchase that Lease Agreement labelled Exhibit A, attached hereto and made a part hereof, upon payment of the following purchase price:

              IF THE OPTION IS EXERCISED BETWEEN:  THEN THE OPTION PRICE
                                                         SHALL BE:

                     01 Mar 94 & 28 Feb 95             $4,000,000.00
                     01 Mar 95 & 29 Feb 96              4,000,000.00

                     01 Mar 96 & 28 Feb 97              4,000,000.00

                     01 Mar 97 & 28 Mar 98              4,000,000.00
                     01 Mar 98 & 28 Feb 99              4,000,000.00

                     01 Mar 99 & 29 Feb 00              4,400,000.00
                     01 Mar 00 & 28 Feb 01              4,840,000.00

                     01 Mar 01 & 28 Feb 02              5,324,000.00

                     01 Mar 02 & 28 Feb 03              5,856,400.00
                     01 Mar 03 & 29 Feb 04              6,442,040.00

                       To exercise this Option, the Purchaser must
             deliver a written notice to the Seller fixing a date not more than 60 days in advance for the purchase of that Lease Agreement labelled Exhibit A hereof (which date is the "time of Closing").

                       In the event that the Purchaser (Conair
             Corporation) exercises its option to purchase the balance of the Lease Agreement set forth in Exhibit A, then and in that event Seller agrees to terminate said Lease Agreement in such manner as may be directed by Conair Corporation so as to insure a conveyance of title subject to no tenancy (tenancies).

                       In the event that the Seller herein has sublet all
             or a portion of the premises described in the Lease Agreement (Exhibit A) and Purchaser (Conair) exercises its option to purchase said Lease Agreement, then Conair shall have the option to accept an assignment/conveyance of the Lease Agreement, subject to the subtenancy or require that Seller (Rizzuto) terminate all or any portion of said lease agreement.

                       THIS OPTION SHALL SURVIVE THE DELIVERY OF DEED IN
             ACCORDANCE WITH THE TERMS SET FORTH HEREIN.



                       IN WITNESS WHEREOF, the parties have hereunto set
             their hands and seals the day and year first above written.

             /s/ Mary King                 SELLER:  LEANDRO P. RIZZUTO
             ------------------------

             /s/ Sophie C. Powajba
             ------------------------
                                           /s/ Leandro P. Rizzuto
                                           ------------------------------

                                           PURCHASER:  CONAIR CORPORATION
             /s/ Mary King
             ------------------------

             /s/ Sophie C. Powajba       By:/s/ Richard A. Margulies
             ------------------------       -----------------------------
                                            Vice President